UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2016

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street

New York, New York 10014

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2016, the Board of Directors of WebMD Health Corp. (“WebMD” or the “Company”) appointed Blake DeSimone as Executive Vice President and Chief Financial Officer of the Company, effective September 26, 2016. Mr. DeSimone is replacing Peter Anevski, whose employment was terminated without cause by the Company, effective September 26, 2016.

Mr. DeSimone, who is 40 years old, had served as Senior Vice President – Finance of WebMD since joining WebMD in June 2015. In that role, he was responsible for the Company’s SEC and financial reporting, financial planning and analysis, and treasury management. Prior to joining WebMD, Mr. DeSimone served as Chief Financial Officer of D+M Holdings, a global consumer electronics company, from 2010 to June 2015. From 2007 to 2010, he was President and Chief Financial Officer of Advogent Group, Inc., a services company providing sales and marketing support to the healthcare industry. Prior to that, he served in executive roles at Cardinal Health and Boron Lepore & Associates, Inc. Mr. DeSimone is a Certified Public Accountant and started his career in Arthur Andersen’s Assurance Practice.

As of the filing of this Current Report, no changes have been made to Mr. DeSimone’s compensation in connection with his promotion to Chief Financial Officer.

There have been no transactions since the beginning of the Company’s last fiscal year regarding Mr. DeSimone that are required to be disclosed under Item 404(a) of Regulation S-K and no such transactions are currently proposed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: September 27, 2016	By:	/s/ Lewis H. Leicher
Lewis H. Leicher Senior Vice President